                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE
APRIL 18, 2002

CONTACTS:
Investors                               Media
Jay Gould         (614) 480-4060        Jeri Grier          (614) 480-5413


                         HUNTINGTON BANCSHARES ANNOUNCES
               FIRST QUARTER 2002 EARNINGS OF $0.39 PER SHARE AND
         OPERATING EARNINGS OF $0.31 PER SHARE EXCLUDING THE GAIN ON THE
         SALE OF FLORIDA OPERATIONS AND RESTRUCTURING AND OTHER CHARGES


      COLUMBUS, Ohio - Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) today reported first quarter earnings of $97.7 million, or $0.39 per common share. This compares with earnings of $65.6 million, or $0.26 per common share, in the fourth quarter and $67.9 million, or $0.27 per common share, in the year-ago quarter.

      First quarter 2002 results include the impact of the following items, all associated with the strategic restructuring announced last July:

- $175.4 million pretax gain on the sale of our Florida banking operations ($56.8 million after tax or $0.22 per share), and

- $56.2 million pretax restructuring and other charges ($36.5 million after tax or $0.14 per share). The first quarter of 2002 marks the last quarter to reflect such charges related to the implementation of strategic initiatives announced in July 2001, including the sale of the Florida banking operations.

      Excluding the impact of these items from first quarter 2002 results, operating earnings were $77.5 million, or $0.31 per common share, in the first quarter. This compares with fourth quarter 2001 operating earnings of $75.5 million, or $0.30 per common share, and $67.9 million, or $0.27 per common share, in the year-ago quarter with comparisons to prior quarters benefiting by $0.03 per share from the adoption of SFAS No. 142, Goodwill and Other Intangible Assets.

           "Operating results reflected a solid quarter for Huntington in a difficult economic environment," said Thomas Hoaglin, chairman, president and chief executive officer. "We completed several strategic initiatives that were announced last July to improve long-term performance. Specifically, we closed the sale of our Florida banking operations on February 15. And, consistent with our announced intention to commence a significant share repurchase program upon completion of this sale, on February 19 the Board authorized a 22 million share repurchase program. Through the end of March we had repurchased 1.5 million shares."

           Hoaglin continued, "First quarter results, adjusted for the impact of the sale of the Florida operations, demonstrated continued growth in loans and core deposits, an efficiency ratio of 54.1%, stronger loan loss reserves and a tangible common equity ratio of 9.03%. With these improvements, we believe this is a good start for the year."

           "Net charge-offs in both the commercial and consumer businesses as well as non-performing asset levels remained high. The loan loss reserve to loan ratio at quarter end was a strong 2.00%," Hoaglin added. "We are encouraged that this was the second consecutive quarter where the inflow of new non-performing loans declined. Also, consumer loan delinquencies over 30 days declined to 2.36% from 3.21% at the end of last year."

BASIS OF DISCUSSION
-------------------

           Comparison of first quarter 2002 results to prior quarters is impacted by a number of items. This includes the gain on the sale of Florida banking operations in the 2002 first quarter, restructuring and other charges in all periods, and two one-time items in the 2001 fourth quarter. Reported first quarter 2002 results also include Florida operations for only half the quarter. To better understand underlying trends, the following discussion is on an operating basis, which excludes the impact of these items in all periods, including the impact of the Florida transaction except where otherwise noted due to immateriality. (Please refer to the schedules immediately following this discussion, as well as the Quarterly Financial Review for schedules reconciling reported with operating earnings and additional schedules excluding the impact of the Florida operations.)

DISCUSSION OF RESULTS

      First quarter 2002 operating results compared with 2001 fourth quarter performance and excluding the impact of Florida operations from both periods reflected:

-    $79.5 million of net income, or $0.32 per share,

-    5% annualized growth in managed loans,

-    6% annualized growth in core deposits,

-    4.21% net interest margin,

-    54.1% efficiency ratio,

-    $3.7 million decrease in loan loss provision expense, and

-    9.03% tangible common equity ratio.


           Net interest income declined $3.5 million from the fourth quarter reflecting a 6 basis point decline in the net interest margin to 4.21%. The decrease in the net interest margin was driven, in part, by the lagged impact of repricing variable rate home equity lines in a period of declining interest rates. This was only partially offset by a 4% annualized increase in earning assets driven by loan growth. Compared with the year-ago quarter, net interest income was up $14.6 million, or 7% with the net interest margin increasing 23 basis points from 3.98%.

           Average managed loans increased 5% on an annualized basis in the quarter. Reflecting the promotion of adjustable rate mortgage products, residential real estate loans increased $213 million and represented 85% of the quarter's average loan growth. Home equity lines and commercial real estate loans increased at annualized rates of 13% and 16%, respectively. In contrast, commercial loans and consumer installment loans declined 6% and 17% on an annualized basis, respectively. Compared with the year-ago quarter, average managed loans were up 4%.

           Average core deposits increased 6% on an annualized basis from the fourth quarter reflecting a successful deposit growth campaign in retail and small business banking. Compared with the year-ago quarter, average core deposits were up 8%.

           Non-interest income, excluding securities gains, was up $0.7 million from the fourth quarter. This was primarily driven by a $4.6 million increase in mortgage banking income, reflecting a 60% increase in mortgage deliveries to the secondary market. This was largely offset by a $4.5 million decrease in other income reflecting lower securitization income and decreased sales of customer derivative products. Non-interest income was up 19% from the year-ago quarter also reflecting the benefit of increases in mortgage banking, as well as a 10% increase in deposit service charges, a 19% increase in brokerage and insurance fees, a 10% increase in trust income, and an 8% increase in other miscellaneous fees.

           Non-interest expense increased $1.6 million from the fourth quarter driven by a $4.2 million increase in personnel costs reflecting, in part, the FICA reset at the beginning of each year, a $1.7 million increase in outside services expense, and a $1.9 million increase in marketing expense. Partially offsetting these increases were a $3.0 million decrease in combined equipment and occupancy expenses reflecting lower depreciation expense and a $2.3 million reduction in amortization of non-Florida related intangibles. Non-interest expense was down $4.8 million, or 2%, compared with the year-ago quarter reflecting decreases across a number of expense categories only partially offset by higher personnel costs and outside data processing and other services expense.

           Net charge-offs were $50.6 million in the first quarter and were 1.07% of average loans. This was down from $51.3 million and 1.11%, in the fourth quarter. Excluding the impact of net charge-offs on exited portfolios for which reserves were previously established, net charge-offs represented 1.00% of average loans, down from 1.04% in the fourth quarter. The over 30-day delinquency ratio for total loans, which averaged 2.32% for the last three consecutive quarters including Florida operations, dropped to 1.89% at the end of March. This included significant improvement in consumer loan delinquencies over 30 days from 3.21% at the end of last year also including Florida operations to 2.36% at the end of the first quarter.

           Loan loss provision expense in the first quarter was $50.6 million, equal to net charge-offs, and down $3.7 million from the fourth quarter. The allowance for loan losses as a percent of period-end loans was 2.00% at March 31, 2002, up from 1.53% at the end of the year-ago quarter.

           Non-performing assets at March 31, 2002, were $225.5 million, up slightly from $220.4 million at the end of last year, and represented 1.17% of period-end total loans and other real estate, unchanged from December 31, 2001. Non-performing assets continue to be concentrated in the manufacturing and services sectors reflecting weakness in Midwest manufacturing.

           At March 31, 2002, the tangible equity to assets ratio was 9.03%. Given the company's objective to repurchase $300-$400 million of shares in 2002, this ratio is expected to end the year in the 7.5%-8.0% range.

2002 OUTLOOK

           "Given that first quarter performance was in line with our expectations, we remain comfortable with our previously stated 2002 earnings per share guidance of $1.32-$1.36," Hoaglin said. "The key issue for the next few quarters is credit quality with the main variable being the strength and timing of the economic recovery and its impact on our markets and customers. In those areas where we have more direct influence, such as loan and deposit growth, revenue generation, and expense control, we remain confident of continued progress."

CONFERENCE CALL / WEBCAST INFORMATION

           Huntington's senior management will host an earnings conference call today at 2:00 p.m. EDT, via a live Internet webcast at www.huntington-ir.com or through a dial-in phone number at (800) 760-1355. Slides to be reviewed during the conference call will be available for viewing at www.huntington-ir.com on April 18, 2002, just prior to 2:00 p.m. EDT.

           A replay of the webcast will be archived in the Investor Relations section of Huntington's web site www.huntington.com. A phone dial-in replay will be available through April 30, 2002, at (800) 642-1687; conference ID 3727820.

           The supplemental financial tables as well as the slides for the conference call will be filed, along with management's comments, with the Securities and Exchange Commission on Form 8-K.


ABOUT HUNTINGTON

           Huntington Bancshares Incorporated is a $25 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 136 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at www.huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of more than 900 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Tennessee, Pennsylvania and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong.

FORWARD-LOOKING STATEMENT

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading "Business Risks" included in Item 1 of Huntington's Annual Report on Form 10-K for the year ended December 31, 2001, and other factors described from time to time in Huntington's other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this news release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

                                       ###

                       HUNTINGTON BANCSHARES INCORPORATED
                                 KEY STATISTICS
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


------------------------------------------------------------------------------------------------------------------
                                                                                     OPERATING
                                                             -----------------------------------------------------
                                                                 1Q02                 4Q01                1Q01
------------------------------------------------------------------------------------------------------------------
Average loans - managed                                        $21,676,613         $22,747,539         $22,061,281
Managed loan growth - linked quarter annualized                         NA                   2%                  2%
Average earning assets - reported                              $23,769,027         $24,881,812         $25,014,875
Average core deposits                                          $16,300,959         $18,236,365         $17,265,382
Core deposit growth - linked quarter annualized                         NA                   9%                -4%
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Net interest income                                            $   242,825         $   255,238         $   243,124
Provision for loan losses                                           55,781              58,275              33,464
Securities gains                                                       457                  89               2,078
Non-interest income                                                125,627             133,008             115,646
Non-interest expense                                               207,386             227,354             234,090
                                                               ---------------------------------------------------
Income before income taxes                                         105,742             102,706              93,294
Income taxes                                                        28,286              27,214              25,428
                                                               ---------------------------------------------------
Net income                                                     $    77,456         $    75,492         $    67,866
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
EPS                                                            $      0.31         $      0.30         $      0.27
Net interest margin                                                   4.14%               4.11%               3.93%
Efficiency ratio                                                      55.7%               55.8%               62.0%
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Net charge-offs (NCO's)                                        $    55,781         $    56,146         $    28,093
NCO's as a % of average loans                                         1.11%               1.04%               0.55%
NCO's - excl. runoff portfolios                                $    52,034         $    52,519         $    28,093
NCO's as a % of average loans - excl. runoff portfolios               1.04%               0.98%               0.55%
Non-performing assets                                          $   225,530         $   227,493         $   124,886
Non-performing assets as a % of total
   loans and other real estate (OREO)                                 1.17%               1.05%               0.60%
Allowance for loan losses and OREO as a % of
   non-performing assets                                               171%                180%                239%
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                              OPERATING, EX. FLORIDA
                                                             -----------------------------------------------------
                                                                  1Q02                 4Q01               1Q01
------------------------------------------------------------------------------------------------------------------
Average loans - managed                                        $20,297,574         $20,042,105         $19,661,660
Managed loan growth - linked quarter annualized                          5%                  0%                  1%
Average earning assets - reported                              $22,389,988         $22,176,377         $22,613,259
Average core deposits                                          $14,027,333         $13,712,713         $12,967,426
Core deposit growth - linked quarter annualized                          6%                 10%                -3%
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Net interest income                                            $   233,101         $   236,596         $   218,518
Provision for loan losses                                           50,595              54,281              29,709
Securities gains                                                       457                  89               2,078
Non-interest income                                                114,994             114,291              96,573
Non-interest expense                                               189,051             187,429             193,817
                                                               ---------------------------------------------------
Income before income taxes                                         108,906             109,266              93,643
Income taxes                                                        29,393              28,999              24,463
                                                               ---------------------------------------------------
Net income                                                     $    79,513         $    80,267         $    69,180
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
EPS                                                            $      0.32         $      0.32         $      0.28
Net interest margin                                                   4.21%               4.27%               3.98%
Efficiency ratio                                                      54.1%               52.5%               60.2%
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Net charge-offs (NCO's)                                        $    50,595         $    51,311         $    25,715
NCO's as a % of average loans                                         1.07%               1.11%               0.57%
NCO's - excl. runoff portfolios                                $    46,848         $    47,683         $    25,715
NCO's as a % of average loans - excl. runoff portfolios               1.00%               1.04%               0.57%
Non-performing assets                                          $   225,530         $   220,397         $   117,032
Non-performing assets as a % of total
   loans and other real estate (OREO)                                 1.17%               1.17%               0.63%
Allowance for loan losses and OREO as a % of
   non-performing assets                                               171%                176%                238%
------------------------------------------------------------------------------------------------------------------

                        HUNTINGTON BANCSHARES INCORPORATED
                        CONSOLIDATED RESULTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


--------------------------------------------------------------------------------
                                                   THREE MONTHS ENDED
                                                     MARCH 31, 2002
--------------------------------------------------------------------------------
                                          REPORTED                     OPERATING
                                          EARNINGS       ADJUSTMENTS    EARNINGS
--------------------------------------------------------------------------------
                                                             (1)
Interest Income                           $393,595          $ ---       $393,595
Interest Expense                           150,770            ---        150,770
--------------------------------------------------------------------------------
Net Interest Income                        242,825            ---        242,825
Provision for Loan Losses                   55,781            ---         55,781
Securities Gains                               457            ---            457
Non-Interest Income                        125,627            ---        125,627
Gain on Sale of Florida Operations         175,344        175,344            ---
Non-Interest Expense                       207,386            ---        207,386
Special Charges                             56,184         56,184            ---
--------------------------------------------------------------------------------
Income Before Income Taxes                 224,902        119,160        105,742
Income Taxes                               127,175         98,889         28,286
--------------------------------------------------------------------------------
NET INCOME                                $ 97,727       $ 20,271       $ 77,456
================================================================================

NET INCOME PER COMMON
   SHARE -- DILUTED                       $   0.39       $   0.08       $   0.31
================================================================================



--------------------------------------------------------------------------------
                                                   THREE MONTHS ENDED
                                                     MARCH 31, 2001
--------------------------------------------------------------------------------
                                         REPORTED                      OPERATING
                                         EARNINGS       ADJUSTMENTS    EARNINGS
--------------------------------------------------------------------------------
Interest Income                           $517,975          $ ---       $517,975
Interest Expense                           274,851            ---        274,851
--------------------------------------------------------------------------------
Net Interest Income                        243,124            ---        243,124
Provision for Loan Losses                   33,464            ---         33,464
Securities Gains                             2,078            ---          2,078
Non-Interest Income                        115,646            ---        115,646
Non-Interest Expense                       234,090            ---        234,090
Special Charges                                ---            ---            ---
--------------------------------------------------------------------------------
Income Before Income Taxes                  93,294            ---         93,294
Income Taxes                                25,428            ---         25,428
--------------------------------------------------------------------------------
NET INCOME                                $ 67,866          $ ---       $ 67,866
================================================================================

NET INCOME PER COMMON
   SHARE -- DILUTED                       $   0.27          $0.00       $   0.27
================================================================================





(1) Includes $175.3 million of pre-tax gain on sale of Florida operations and $56.2 million of pre-tax restructuring and special charges.

                       HUNTINGTON BANCSHARES INCORPORATED
             CONSOLIDATED COMPARATIVE SUMMARY - Operating Basis (1)
                    (in thousands, except per share amounts)


-----------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED RESULTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------

                                            THREE MONTHS ENDED
                                                  MARCH 31,               CHANGE
------------------------------------------------------------------
                                            2002            2001            %
-----------------------------------------------------------------------------------------------------------------------------------
Interest Income                           $393,595        $517,975        (24.0)%
Interest Expense                           150,770         274,851        (45.1)
-----------------------------------------------------------------------------------------------------------------------------------
Net Interest Income                        242,825         243,124         (0.1)
Provision for Loan Losses                   55,781          33,464         66.7
Securities Gains                               457           2,078        (78.0)
Non-Interest Income                        125,627         115,646          8.6
Non-Interest Expense                       207,386         234,090        (11.4)
-----------------------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes                 105,742          93,294         13.3
Provision for Income Taxes                  28,286          25,428         11.2
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                $ 77,456        $ 67,866         14.1 %
=================================================================================

PER COMMON SHARE AMOUNTS
  Net Income per Common Share
       Basic                              $   0.31        $   0.27        14.8%
       Diluted                            $   0.31        $   0.27        14.8%

  Cash Dividends Declared                 $   0.16        $   0.20       (20.0)%

  Book value at end of period             $   9.74        $   9.58         1.6%

AVERAGE COMMON SHARES
       Basic                               250,749         250,998        (0.1)%
       Diluted                             251,953         251,510         0.2%

-----------------------------------------------------------------------------------------------------------------------------------
KEY OPERATING RATIOS
-----------------------------------------------------------------------------------------------------------------------------------


                                                THREE MONTHS ENDED
                                                    MARCH 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                             2002              2001
-----------------------------------------------------------------------------------------------------------------------------------
Return On:
  Average Total Assets                       1.18%             0.97%
  Average Shareholders' Equity              13.26%            11.53%
Efficiency Ratio                             55.7%             62.0%
Net Interest Margin                          4.14%             3.93%


-----------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CONDITION DATA
-----------------------------------------------------------------------------------------------------------------------------------
                                                                CHANGE                                                CHANGE
                              AVERAGE FOR THREE MONTHS   ---------------------                                  -------------------
                                  ENDED MARCH 31,          ACTUAL    EX. FLA.          AT MARCH 31,              ACTUAL     EX. FLA.
------------------------------------------------------------------------------  ---------------------------------------------------
                             2002             2001           %          %          2002             2001            %          %
-----------------------------------------------------------------------------------------------------------------------------------
Loans - Reported          $20,472,192      $20,703,769      (1.1)      5.0      $19,338,947      $20,870,648      (7.3)       5.4
Loans - Managed            21,676,613       22,061,281      (1.7)      3.9       20,529,523       22,210,181      (7.6)       4.3
Core Deposits(2)           16,300,959       17,265,382      (5.6)      8.1       14,679,775       17,450,116      (15.9)     11.8
Total Deposits             17,924,681       19,065,407      (6.0)      6.9       16,266,785       19,130,157      (15.0)     11.5
Assets - Reported          26,544,413       28,236,740      (6.0)     (1.0)      24,745,954       28,441,188      (13.0)     (1.9)
Shareholders' Equity        2,369,808        2,387,653      (0.7)     (0.7)       2,433,938        2,405,256       1.2        1.2


-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS AND ASSET QUALITY
-----------------------------------------------------------------------------------------------------------------------------------

                                            AT                                                                    AT
                                         MARCH 31,                                                             MARCH 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                    2002         2001                                                     2002           2001
-----------------------------------------------------------------------------------------------------------------------------------
Tier I Risk-Based Capital(3)      10.26%         7.19%        Non-performing loans (NPLs)                $219,418       $110,855
Total Risk-Based Capital(3)       13.40%        10.31%        Total non-performing assets (NPAs)         $225,530       $124,886
Tier I Leverage(3)                 9.72%         7.12%        Allowance for loan losses/total loans          2.00%          1.45%
Average Equity/Assets              8.93%         8.46%        Allowance for loan losses/NPLs                  176%           272%
Tangible Equity/Assets             9.03%         6.01%        Allowance for loan losses and other
                                                                real estate/NPAs                              171%           239%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Income component excludes after-tax impact of the $56.8 million gain on sale of Florida operations and $36.5 million restructuring and special charges in 1Q '02.

(2) Core deposits include non-interest bearing and interest bearing demand deposits, savings deposits, CDs under $100,000, and IRA deposits.

(3)  Estimated.